SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 12/31/2004
FILE NUMBER 811-1540
SERIES NO.: 15

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $  20,419
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $   6,980
              Class C Shares                 $   2,425
              Class R Shares                 $      76
              Institutional Class            $       0

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.4415
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.2592
              Class C Shares                 $000.2592
              Class R Shares                 $000.3824
              Institutional Class            $000.5360

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    41,474
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                    23,939
              Class C Shares                     8,356
              Class R Shares                       222
              Institutional Class                    0

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 25.30
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 25.25
              Class C Shares                   $ 25.29
              Class R Shares                   $ 25.33
              Institutional Class              $ 25.33